Exhibit 24 POWER OF ATTORNEY Know all by these present, that the undersigned hereby constitutes and appoints each of Dane A. Drobny, Kevin P. McCormick, and Gina M. Chereck, signing singly, as the undersigned’s true and lawful attorney-in-fact to: 1. execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/ordirectorofGroupon,Inc.(the“Company”),allreportsrequiredbySection16(a)ofthe Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Forms 3, 4and5,andanysuccessorforms (the “Section 16 Reports”), with respect to the securities of the Company; 2. doandperformanyandallactsforandonbehalfoftheundersignedthatmaybenecessary or desirable to complete and executeanysuchSection16Reports,completeandexecute any amendment or amendments thereto, and file such Section 16 Reports with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and 3. take any other action of any type whatsoever in connection with the foregoing that,inthe opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersignedpursuanttothisPowerofAttorneyshallbein suchformandshallcontainsuchtermsandconditionsassuchattorney-in-factmayapprove in such attorney-in-fact's discretion. The undersigned hereby grants toeachsuchattorney-in-factfullpowerandauthoritytodo and perform any and everyactandthingwhatsoeverrequisite,necessary,orpropertobedonein the exercise of anyoftherightsandpowershereingranted,asfullytoallintentsandpurposesas theundersignedmightorcoulddoifpersonallypresent,withfullpowerofsubstitutionorrevocation, hereby ratifying and confirmingallthatsuchattorney-in-fact,orsuchattorney-in-fact'ssubstituteor substitutes, shall lawfully doorcausetobedonebyvirtueofthisPowerofAttorneyandtherights andpowershereingranted. Theundersignedacknowledgesthattheforegoingattorneys-in-fact,in serving in such capacity at therequestoftheundersigned,arenotassuming,noristheCompany assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. ThisPowerofAttorneyrevokesallpriorPowersofAttorneysubmittedtotheCompanywith respect to the matters expressed herein, and shall remain in full force and effect until the undersigned is no longer required to file Section 16 Reports with respect to the undersigned’s holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. INWITNESSWHEREOF,theundersignedhascausedthisPowerofAttorneytobeexecuted as of this 8th day of June, 2026. By:/s/ Theodore Leonsis Name: Theodore Leonsis